Contract for the Purchase and Sale of a Business

1.

City Capital Corporation and/or assigns [hereinafter “Buyers”] agree to purchase from Mr. Paul Kwon [hereinafter “Sellers”] the business, including all equipment, fixtures, goodwill, ~~inventory~~, trademarks, trade names and leasehold rights, known as: Blue Ridge Cleaners and located at: 12009-12011 E 43rd St. Kansas City, MO  64133.

2.

The purchase price of One Hundred Forty Eight Thousand Dollars ($148,000.00) shall be paid as follows:

$20,000.00 deposit paid to Kansas Secured Title the date of this fully executed Agreement to be applied to purchase price at closing.

$128,000.00 Balance of said purchase price paid via certified funds on February 27, 2009.

See “Contingencies to Purchase Offer” (Attached)

$148,000.00 Total Purchase Price

3.

The closing shall take place at 10:00 o’clock A.M. on or before March 12, 2009 at the office of Kansas Secured Title.

4.

Closing costs, including attorney’s fees, shall be shared equally by the Buyers and Sellers.

5.

The full purchase price shall include assets valued at $85,200.00, which are itemized in the document attached hereto and titled “Agreement to Allocate Purchase Price”.

6.

The Sellers warrant that at the time physical possession of the business is delivered to the Buyers, all the equipment will be in satisfactory working order and that the premises of said business will pass all inspections necessary to conduct the business.

7.

The Buyers and Sellers agree to execute all documents necessary to conclude this transaction, including, where applicable, assignments of leases, contracts, licenses, operating agreements or other such documents necessary to fulfill the parties’ intent.

8.

This Purchase Agreement is contingent upon the terms and conditions contained in the document attached hereto and titled “Contingencies” to Purchase Agreement Date:

9.

This Purchase Agreement is further conditioned upon the terms and conditions contained in the document attached hereto and titled “Additional Considerations of Purchase Agreement Dated:”

10.

This document and the attachments hereto contain the entire understanding of the parties and there are no additional oral agreements, understandings or representations relied upon by the parties.  Any modifications must be in writing and signed by all parties.

11.

The Sellers warrant that there is a clear and marketable title to the business being sold except as mentioned above, and that they are not aware of any claims, litigation or governmental investigations affecting the operation of the business or any assets being sold.

12.

The Sellers shall be reimbursed at closing for any security deposits or future rents which have been paid by Sellers prior to closing.

13.

The sales tax on fixtures and equipment, if any, shall be paid by the Buyers.

14.

In case any litigation is necessary to collect any sum due the Broker, the Buyers and Sellers, jointly and severally, agree to pay the expenses incurred by the Broker in connection with such suit, including attorney’s fees.

15.

If the Sellers fail to accept this agreement on presentation, then the Buyers may revoke this agreement.

ALL DEPOSITS SHALL BE HELD BY KANSAS SECURED TITLE WHO, AT THEIR OPTION, MAY HOLD THE BUYERS’ DEPOSIT CHECK IN AN UNCASHED FORM UNTIL ALL OF THE CONTINGENCIES OF THIS SALE HAVE BEEN SATISFIED

BUYERS AND SELLERS INDIVIDUALLY ACKNOWLEDGE RECEIPT OF A COPY OF THIS AGREEMENT.

THIS IS A LEGALLY BINDING DOCUMENT. READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND IT, CONSULT AN ATTORNEY.

THE BROKER IS NOT AUTHORIZED TO GIVE LEGAL ADVICE.

Buyers hereby agree to buy on the terms set forth above.  Sellers herby agree to buy on the terms set forth above.

Dated: 02/27/09

 Time: 1:20 PM EST

Dated: 02/27/09

 Time:

BUYER Kinta L. Dixon

SELLER Paul I. Kwon

BUYER /s/ Kinta Dixon

SELLER /s/ Paul Kwon

Address: 2000 Mallory Lane, Ste. 301

Address: 425 NE Oaks Ridge

City Franklin

 State TN Zip 37067

City Lee’s Summit State MO Zip 64064

Telephone: 919-824-2357

Telephone:

An independently owned and operated member of Prudential Real Estate Affiliates, Inc.

AGREEMENT TO ALLOCATE PURCHASE PRICE

This document has legal consequences. If you do not understand it, consult your attorney.

This Agreement to Allocate Purchase Price (“Rider”) is attached as a supplement to the Contract for the Purchase and Sale of a Business dated 02-24-09 (“Contract”), in which City Capital Corporation and/or assigns is referred to as Buyer and Mr. and Mrs. Paul Kwon is referred to as Seller for the purchase of the business known as Blue Ridge Cleaners and situated in Kansas City , County of Jackson, State of MO, located at 12009-12011 E 43rd St..

For purchases of this Rider, the purchase price is allocated as follows:

Inventory of salable merchandise, stock in trade and work in progress

$3,500.00

(It will be recalculated a day before closing)

Accounts receivable

$0

Fixtures, Furniture and Furnishings

$85,200.00

Equipment and Machinery

$

Goodwill

$30,800.00

Agreement not to compete

$30,000.00

Leasehold valuation

$0

Other:  Labor for 80 hours

$2,000.00

Other:

$N/A

Other:

$N/A

TOTAL

$151,500.00

The above allocation is agreed to between Buyer and Seller.  However, by placing their initials here, Buyer    and Seller    agree that the amounts stated in items 1 and 2 are only estimated and are subject to adjustment at Closing based on the actual amounts at that time. ~~Variation in excess of   % between the estimated and actual value of any of these items shall give the Buyer the option to terminate the Contract.~~

Buyer Kinta L. Dixon

Seller Paul I. Kwon

Buyer /s/ Kinta Dixon

Seller /s/ Paul Kwon

Date 2/27/09

Date 2/27/09

CONTINGENCIES TO PURCHASE OFFER DATED:

Indicate all that apply:

☒   LEASE:  The Buyer will be given The master lease(s) after this Purchase Agreement is signed and Buyer accepts terms and conditions with the landlord/owner of 12009-12011 E 43rd St, Kansas City, MO.

☒   DUE DILIGENCE: This Purchase Agreement is further contingent upon Buyers reviewing, to their satisfaction and approval, the following documents:

Buyer acknowledges having received tax returns and other information they required. Signing of this Contract constitutes the Buyer’s approval and acceptance of all information they required.

If Buyers, upon performing a UCC search, discover or ascertain outstanding liens/encumbrances upon any assets itemized in the Inventory of Assets attached to this Purchase Agreement, upon written notification on or before 7 days after The Purchase Agreement is signed to Sellers, Sellers shall have ten (10) days to satisfy any liens/encumbrances or make an additional agreement with Buyers regarding how the same will be satisfied with proceeds exchanged at the closing.  If Sellers’ fail to take measures to satisfy any liens/encumbrances which are acceptable to Buyers, Buyers may give written notification to Sellers of the cancellation of this Purchase Agreement and all deposits will be refunded in full to Buyers. An written notification of cancellation of this Purchase Agreement must be sent to Sellers on or before March 5, 2009 to be considered valid and enforceable.

☒   SELLER FINANCING: This purchase price shall be contingent upon Seller financing a portion of the purchase price in an amount not less than $23,000.00 at an interest rate not to exceed 6% per year, with the whole amount, $23,000.00 due within one (1) year of the purchase closing, with monthly installments of $1,979.53.

~~☐SALE OF OTHER PROPERTY: This Purchase Agreement shall be contingent upon the sale and the closing of such sale of Buyers property located at     on or before   .  If the closing of such sale is not timely completed, through no fault of Buyer, then this agreement shall terminate, at the option of Buyer, and upon Buyer’s written request all deposits shall be returned to Buyer.  The Buyer warrants that said property is currently being actively marketed and is listed with a licensed Realtor and that Buyer will notify Seller immediately of any change to said marketing activity and listing status.~~

~~Seller shall have the right to terminate this contract at any time by giving Buyer 72 hours written notice.  The time period will commence when Seller’s written notice has been delivered to buyer.  The termination shall be effective automatically unless within the time period after delivery of such notice Buyer shall notify Seller in writing that Buyer will complete the purchase of the business even though the contingency in this paragraph 3 has not been fulfilled.  Buyer’s notice must include a copy of a contract for the sale of Buyer’s property described above, with a closing scheduled on or before the closing date herein.~~

Date: 2/27/09

Time: 1:20 PM EST

Date: 2/27/09

Time: 5:40 PM

Kinta L. Dixon

Paul I. Kwon

BUYER

SELLER

/s/ Kinta Dixon

/s/ Paul Kwon

BUYER

SELLER

Additional Considerations to Purchase Offer Dated

Indicate all that apply:

☒    COVENANT NOT TO COMPETE:  Sellers hereby covenant to Buyers, and their successors, assigns and representatives that they will not engage, directly or indirectly, in any business which is the same as, or similar to, Dry Cleaning Business or in competition with said business within a radius of 5 miles from 12009-12011 E 43rd St, Kansas City, MO 64136 for a period of three (3) years from the date of closing. Sellers will not engage as a principal, agent, manager, employee, owner, partner, stockholder, director or officer of corporation, member of an LLC, trustee, consultant or otherwise in any capacity whatsoever of any business which is the same as, or similar to Dry Cleaning Business. In consideration of this Covenant Not To Compete, Buyers will pay Sellers the amount of Ten Thousand Dollars ($30,000.00) which has been included in the purchase price set forth in the Purchase Agreement.

☒     INDEMNIFICATION AGREEMENT: Buyers shall purchase as part of this contract, all equipment, fixtures, goodwill, inventory, trademarks, trade names, and leasehold rights in a condition free and clear from any and all liens and liabilities. Sellers hereby agree to indemnify and hold Buyers harmless against any and all liens and liabilities which Buyers have not expressly agreed to accept, including any liens or encumbrances on any equipment, fixtures, inventory, supplies or assets set forth in the Itemization of Inventory & Assets attached hereto.

☒    TRAINING: To effectuate an orderly transition, Sellers shall provide two weeks extensive training on the management and operations of Blue Ridge Cleaners from the date of closing. The precise dates of training shall be agreed upon by Buyers and Sellers at the time of closing.

Date: 2/27/09

Time: 1:20 PM EST

Date: 2/27/09

Time: 5:40 PM

Kinta L. Dixon

Paul I. Kwon

BUYER

SELLER

/s/ Kinta Dixon

/s/ Paul Kwon

BUYER

SELLER